EXHIBIT 99.1
                                                                    ------------

[SEACOR HOLDINGS LOGO]

                                                                   PRESS RELEASE


               SEACOR HOLDINGS ANNOUNCES THIRD QUARTER RESULTS


Fort Lauderdale, Florida
October 25, 2007

FOR IMMEDIATE RELEASE -- SEACOR Holdings Inc. (NYSE:CKH) announced net income for the third quarter ended September 30, 2007 of $70.3 million, or $2.66 per diluted share, on operating revenues of $360.0 million. For the nine months ended September 30, 2007, net income was $173.7 million, or $6.44 per diluted share, on operating revenues of $996.1 million.

For the third quarter ended September 30, 2006, net income was $63.2 million, or $2.28 per diluted share, on operating revenues of $349.4 million. For the nine months ended September 30, 2006, net income was $176.0 million, or $6.32 per diluted share, on operating revenues of $986.3 million.

For the preceding quarter ended June 30, 2007, net income was $65.3 million, or $2.41 per diluted share, on operating revenues of $325.5 million.

HIGHLIGHTS FOR THE QUARTER

OFFSHORE MARINE SERVICES - Operating income in the third quarter was $70.3 million on operating revenues of $179.6 million compared to operating income of $95.0 million on operating revenues of $171.4 million in the preceding quarter. Third quarter results included $13.2 million in gains on asset dispositions compared to $38.5 million in gains in the preceding quarter.

The number of days available for charter in the third quarter decreased 571, or 3.2% due to a net reduction in fleet count. Overall average day rates increased from $10,948 to $11,769 per day. Overall utilization decreased from 84.0% to 83.6%.

Operating expenses in the third quarter were higher due to wage increases in the North Sea region following an annual rate review and the addition of one new vessel to the North Sea fleet. In the Far East region, additional costs were incurred to charter-in third party vessels in order to provide cover for vessels undergoing dockings. Additionally, during the third quarter SEACOR was invoiced and recognized $3.9 million for its share of a funding deficit arising from the March 2006 actuarial valuation of the United Kingdom Merchant Navy Officers Pension Fund.

MARINE TRANSPORTATION SERVICES - Marine Transportation Services reported an operating loss in the third quarter of $2.2 million on operating revenues of $27.7 million compared to an operating loss of $8.0 million on operating revenues of $25.9 million in the preceding quarter.

Operating results in the third quarter were positively impacted by the return to service of a vessel which had recently undergone a retrofit to a double-hull configuration. The vessel was on-hire for the entire third quarter as compared to 23 days in the prior quarter.

Operating results in the third quarter were also affected by two vessels being off-hire for various periods. One of these vessels was off-hire for the entire quarter while undergoing a retrofit to a double-hull configuration and is expected to return to service in the fourth quarter. The other vessel was off-hire for 25 days in August 2007 while undergoing a regulatory docking.

INLAND RIVER SERVICES - Operating income in the third quarter was $12.0 million on operating revenues of $32.7 million compared to operating income of $11.2 million on operating revenues of $28.0 million in the preceding quarter. Third quarter results included $1.6 million in gains on asset dispositions compared to $2.6 million in gains in the preceding quarter.

The improvement in operating income before gains on asset dispositions was generally due to higher freight rates, partially offset by higher towboat repair and maintenance costs.

AVIATION SERVICES - Operating income in the third quarter was $13.5 million on operating revenues of $62.4 million compared to operating income of $5.1 million on operating revenues of $55.9 million in the preceding quarter. Third quarter results included $4.3 million in gains on asset dispositions compared to $1.5 million in gains in the preceding quarter.

The improvement in operating income before gains on asset dispositions was primarily due to increased support of oil and gas activity and seasonal flightseeing in Alaska. Additionally, operating income improved due to better performance of the air medical group and hurricane related insurance recoveries.

ENVIRONMENTAL SERVICES - Operating income in the third quarter was $5.0 million on operating revenues of $42.3 million compared to operating income of $3.0 million on operating revenues of $32.2 million in the preceding quarter.

The improvement in operating results was primarily due to increased response and project management activity and consulting services.

DERIVATIVES - Derivative gains were $5.2 million in the third quarter compared to losses of $0.3 million in the preceding quarter primarily as a result of foreign currency forward contracts.

MARKETABLE SECURITIES - Marketable security gains were $12.0 million in the third quarter compared to losses of $9.4 million in the preceding quarter.

EQUITY IN EARNINGS OF 50% OR LESS OWNED COMPANIES - Equity earnings from joint ventures were $3.2 million in the third quarter compared to earnings of $7.8 million in the preceding quarter. In the preceding quarter, the Company sold its Offshore Marine Services' joint venture in Egypt for a gain of $4.1 million, net of tax.

CAPITAL COMMITMENTS - The Company's unfunded capital commitments as of September 30, 2007 consisted primarily of marine service vessels, harbor tugs, helicopters, barges and capital improvements to certain of its existing marine transportation fleet and totaled $527.5 million, of which $109.1 million is payable during the remainder of 2007 and the balance payable through 2010. Of these commitments, approximately $122.6 million may be terminated without further liability other than the payment of liquidated damages of $10.1 million in the aggregate. Subsequent to the end of the quarter, the Company committed to purchase additional property and equipment for $6.2 million. As of September 30, 2007, the Company held balances of Cash, Cash Equivalents, Restricted Cash, Securities, Construction Reserve Funds and Title XI Reserve Funds totaling $876.5 million.





                                    * * * * *

SEACOR is a global provider of marine support and transportation service, primarily to the energy and chemical industries. SEACOR and its subsidiaries provide customers with a full suite of marine-related services including offshore services, U.S. coastwise shipping, inland river services, helicopter services, environmental services, and offshore and harbor towing services. SEACOR is uniquely focused on providing highly responsive local service, combined with the highest safety standards, innovative technology, modern efficient equipment, and dedicated, professional employees.

This release includes "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements concerning management's expectations, strategic objectives, business prospects, anticipated economic performance and financial condition and other similar matters involve known and unknown risks, uncertainties and other important factors that could cause the actual results, performance or achievements of results to differ materially from any future results, performance or achievements discussed or implied by such forward-looking statements. Such risks, uncertainties and other important factors include, among others: the cyclical nature of the oil and gas industry, activity in foreign countries and changes in foreign political, military and economic conditions, the dependence of Offshore Marine Services, Marine Transportation Services and Aviation Services on several customers, industry fleet capacity, consolidation of our customer base, the ongoing need to replace aging vessels, restrictions imposed by the Shipping Acts and Aviation Acts on the amount of foreign ownership of the Company's Common Stock, increased competition if the Jones Act is repealed, safety record requirements related to Offshore Marine Services and Aviation Services, changes in foreign and domestic oil and gas exploration and production activity, operational risks of Offshore Marine Services, Marine Transportation Services, Harbor and Offshore Towing Services and Aviation Services, effects of adverse weather conditions and seasonality on Aviation Services, decreased demand for Marine Transportation Services and Harbor and Offshore Towing Services due to construction of additional refined petroleum product, natural gas or crude oil pipelines or due to decreased demand for refined petroleum products, crude oil or chemical products or a change in existing methods of delivery, future phase-out of our single-hull tankers, dependence of spill response revenue on the number and size of spills and upon continuing government regulation in this area and our ability to comply with such regulation and other governmental regulation, changes in NRC's OSRO classification, liability in connection with providing spill response services, effects of adverse weather and river conditions and seasonality on Inland River Services, the level of grain export volume, the effect of fuel prices on barge towing costs, variability in freight rates for inland river barges, the effect of international economic and political factors in Inland River Service's operations, adequacy of insurance coverage, compliance with government regulation, including environmental laws and regulations, currency exchange fluctuations, the attraction and retention of qualified personnel by the Company and various other matters, many of which are beyond the Company's control and other factors. In addition, these statements constitute our cautionary statements under the Private Securities Litigation Reform Act of 1995. You should understand that it is not possible to predict or identify all such factors. Consequently, you should not consider the following to be a complete discussion of all potential risks or uncertainties. The words "estimate," "project," "intend," "believe," "plan" and similar expressions are intended to identify forward-looking statements. Forward-looking statements speak only as of the date of the document in which they are made. We disclaim any obligation or undertaking to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based. The forward-looking statements in this release should be evaluated together with the many uncertainties that affect our businesses, particularly those mentioned under "Forward-Looking Statements" in Item 7 of our Form 10-K and SEACOR's periodic reporting on Form 10-Q and Form 8-K (if any), which we incorporate by reference.

For additional information, contact Timothy McKeand, Vice President, at (954) 627-6380 or visit SEACOR's website at www.seacorholdings.com.

                              SEACOR HOLDINGS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)

                                               THREE MONTHS              NINE MONTHS
                                                  ENDED                     ENDED
                                               SEPTEMBER 30,             SEPTEMBER 30,
                                          ----------------------    ----------------------
                                             2007         2006         2007         2006
                                          ---------    ---------    ---------    ---------
Operating Revenues                        $ 359,923      $349,36    $ 996,140    $ 986,262
                                          ---------    ---------    ---------    ---------

Costs and Expenses:
  Operating                                 213,992      196,608      601,468      553,401
  Administrative and general                 36,883       30,880      105,220       95,238
  Depreciation and amortization              37,443       40,977      114,373      126,555
                                          ---------    ---------    ---------    ---------
                                            288,318      268,465      821,061      775,194
                                          ---------    ---------    ---------    ---------

Gains on Asset Dispositions and
  Impairments, Net                           19,560       12,054       74,257       57,020
                                          ---------    ---------    ---------    ---------

Operating Income                             91,165       92,950      249,336      268,088
                                          ---------    ---------    ---------    ---------

Other Income (Expense):
  Interest income                            11,274       10,279       34,954       26,501
  Interest expense                          (10,855)     (13,307)     (36,231)     (40,222)
  Derivative gains, net                       5,221        2,813        5,097        3,085
  Foreign currency gains, net                   316          650          186        2,026
  Marketable security gains (losses),
    net                                      11,960        4,549       (2,158)      (2,377)
  Other, net                                   (716)         117         (120)         740
                                          ---------    ---------    ---------    ---------
                                             17,200        5,101        1,728      (10,247)
                                          ---------    ---------    ---------    ---------
Income Before Income Tax Expense,           108,365       98,051      251,064      257,841
  Minority Interest in Income of
  Subsidiaries and Equity In Earnings
  of 50% or Less Owned Companies
Income Tax Expense                           40,339       37,037       89,387       96,171
                                          ---------    ---------    ---------    ---------
Income Before Minority Interest in           68,026       61,014      161,677      161,670
  Income of Subsidiaries and Equity in
  Earnings of 50% or Less Owned
  Companies
Minority Interest in Income of
  Subsidiaries                                 (927)        (451)      (1,409)        (638)
Equity in Earnings of 50% or Less Owned
  Companies                                   3,183        2,607       13,432       15,007
                                          ---------    ---------    ---------    ---------
Net Income                                $  70,282    $  63,170    $ 173,700    $ 176,039
                                          =========    =========    =========    =========

Basic Earnings Per Common Share           $    3.02    $    2.57    $    7.29    $    7.11

Diluted Earnings Per Common Share         $    2.66    $    2.28    $    6.44    $    6.32

Weighted Average Common Shares
  Outstanding:
  Basic                                      23,234       24,575       23,821       24,743
  Diluted                                    26,905       28,282       27,525       28,448




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



                              SEACOR HOLDINGS INC.
                   CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                (IN THOUSANDS, EXCEPT PER SHARE DATA, UNAUDITED)



                                                            THREE MONTHS ENDED
                                      -------------------------------------------------------------
                                       SEP. 30,     JUN. 30,     MAR. 31,     DEC. 31,     SEP. 30,
                                         2007         2007         2007         2006         2006
                                      ---------    ---------    ---------    ---------    ---------
Operating Revenues                    $ 359,923    $ 325,454    $ 310,763    $ 337,183    $ 349,361
                                      ---------    ---------    ---------    ---------    ---------
Costs and Expenses:
  Operating                             213,992      198,818      188,658      189,799      196,608
  Administrative and general             36,883       33,937       34,400       35,522       30,880
  Depreciation and amortization          37,443       38,055       38,875       40,159       40,977
                                      ---------    ---------    ---------    ---------    ---------
                                        288,318      270,810      261,933      265,480      268,465
                                      ---------    ---------    ---------    ---------    ---------

Gains on Asset Dispositions and
  Impairments, Net                       19,560       42,540       12,157       20,957       12,054
                                      ---------    ---------    ---------    ---------    ---------

Operating Income                         91,165       97,184       60,987       92,660       92,950
                                      ---------    ---------    ---------    ---------    ---------

Other Income (Expense):
     Interest income                     11,274       11,456       12,224       11,492       10,279
     Interest expense                   (10,855)     (12,108)     (13,268)     (13,457)     (13,307)
  Derivative gains (losses), net          5,221         (254)         130        3,258        2,813
  Foreign currency gains
    (losses), net                           316          460         (590)         332          650
  Marketable security gains
    (losses), net                        11,960       (9,430)      (4,688)      (6,626)       4,549
  Other, net                               (716)         639          (43)         207          117
                                      ---------    ---------    ---------    ---------    ---------
                                         17,200       (9,237)      (6,235)      (4,794)       5,101
                                      ---------    ---------    ---------    ---------    ---------
Income Before Income Tax                108,365       87,947       54,752       87,866       98,051
  Expense, Minority Interest in
  Income of Subsidiaries and
  Equity In Earnings (Losses) of
  50% or Less Owned Companies
Income Tax Expense                       40,339       30,206       18,842       28,949       37,037
                                      ---------    ---------    ---------    ---------    ---------
Income Before Minority Interest          68,026       57,741       35,910       58,917       61,014
  in Income of Subsidiaries and
  Equity in Earnings (Losses) of
  50% or Less Owned Companies
Minority Interest in Income of
  Subsidiaries                             (927)        (304)        (178)        (367)        (451)
Equity in Earnings (Losses) of
  50% or Less Owned Companies             3,183        7,829        2,420         (195)       2,607
                                      ---------    ---------    ---------    ---------    ---------
Net Income                            $  70,282    $  65,266    $  38,152    $  58,355    $  63,170
                                      =========    =========    =========    =========    =========

Basic Earnings Per Common Share       $    3.02    $    2.73    $    1.57    $    2.40    $    2.57

Diluted Earnings Per Common Share     $    2.66    $    2.41    $    1.40    $    2.12    $    2.28

Weighted Average Common Shares
  Outstanding:
  Basic                                  23,234       23,886       24,354       24,311       24,575
  Diluted                                26,905       27,582       28,077       28,053       28,282
Common Shares Outstanding at
Period End                               23,157       23,895       24,181       24,519       24,457




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



                                               SEACOR HOLDINGS INC.
                                    OPERATING INCOME (LOSS) BY LINE OF BUSINESS
                                             (IN THOUSANDS, UNAUDITED)

                                                                THREE MONTHS ENDED
                                           ------------------------------------------------------------
                                            SEP. 30,     JUN. 30,     MAR. 31,     DEC. 31,    SEP. 30,
                                              2007         2007         2007         2006        2006
                                           ---------    ---------    ---------    ---------   ---------
OFFSHORE MARINE SERVICES
Operating Revenues                         $ 179,618    $ 171,442    $ 170,928    $ 174,753   $ 179,687
                                           ---------    ---------    ---------    ---------   ---------
Costs and Expenses:
   Operating                                  95,345       88,596       92,999       82,988      89,791
   Administrative and general                 13,137       11,893       13,023       13,101      10,118
   Depreciation and amortization              14,069       14,515       16,524       17,239      19,353
                                           ---------    ---------    ---------    ---------   ---------
                                             122,551      115,004      122,546      113,328     119,262
                                           ---------    ---------    ---------    ---------   ---------

Gains on Asset Dispositions                   13,222       38,546        8,294       13,797      10,168
                                           ---------    ---------    ---------    ---------   ---------
Operating Income                           $  70,289    $  94,984    $  56,676    $  75,222   $  70,593
                                           =========    =========    =========    =========   =========

MARINE TRANSPORTATION SERVICES
Operating Revenues                         $  27,730    $  25,924    $  30,556    $  34,408      35,617
                                           ---------    ---------    ---------    ---------   ---------
Costs and Expenses:
   Operating                                  19,207       22,865       20,849       20,941      21,017
   Administrative and general                  1,150        1,236        1,186        1,096       1,064
   Depreciation and amortization               9,536        9,790       10,158       10,159      10,159
                                           ---------    ---------    ---------    ---------   ---------
                                              29,893       33,891       32,193       32,196      32,240
                                           ---------    ---------    ---------    ---------   ---------

Gains on Asset Dispositions                     --           --           --           --          --
                                           ---------    ---------    ---------    ---------   ---------
Operating Income (Loss)                    $  (2,163)   $  (7,967)   $  (1,637)   $   2,212   $   3,377
                                           =========    =========    =========    =========   =========

INLAND RIVER SERVICES
Operating Revenues                         $  32,656    $  28,020    $  26,722    $  37,841   $  38,798
                                           ---------    ---------    ---------    ---------   ---------
Costs and Expenses:
   Operating                                  16,234       13,056       12,305       16,752      18,563
   Administrative and general                  1,753        2,101          877        1,330       1,013
   Depreciation and amortization               4,256        4,332        3,499        3,755       3,804
                                           ---------    ---------    ---------    ---------   ---------
                                              22,243       19,489       16,681       21,837      23,380
                                           ---------    ---------    ---------    ---------   ---------

Gains on Asset Dispositions                    1,592        2,622        3,622           84        --
                                           ---------    ---------    ---------    ---------   ---------
Operating Income                           $  12,005    $  11,153    $  13,663    $  16,088   $  15,418
                                           =========    =========    =========    =========   =========

AVIATION SERVICES
Operating Revenues                         $  62,449    $  55,861    $  45,433    $  38,858   $  43,799
                                           ---------    ---------    ---------    ---------   ---------
Costs and Expenses:
   Operating                                  41,647       41,212       36,225       32,818      33,269
   Administrative and general                  4,590        4,439        4,521        3,880       3,413
   Depreciation and amortization               7,015        6,601        6,079        5,847       5,264
                                           ---------    ---------    ---------    ---------   ---------
                                              53,252       52,252       46,825       42,545      41,946
                                           ---------    ---------    ---------    ---------   ---------

Gains on Asset Dispositions                    4,304        1,505          227        7,065       1,880
                                           ---------    ---------    ---------    ---------   ---------
Operating Income (Loss)                    $  13,501    $   5,114    $  (1,165)   $   3,378   $   3,733
                                           =========    =========    =========    =========   =========

ENVIRONMENTAL SERVICES
Operating Revenues                         $  42,287    $  32,168    $  26,492    $  40,762   $  38,885
                                           ---------    ---------    ---------    ---------   ---------
Costs and Expenses:
   Operating                                  30,316       23,605       20,753       29,931      26,370
   Administrative and general                  5,931        4,323        5,301        5,101       5,931
   Depreciation and amortization               1,096        1,100          909        1,153         731
                                           ---------    ---------    ---------    ---------   ---------
                                              37,343       29,028       26,963       36,185      33,032
                                           ---------    ---------    ---------    ---------   ---------

Gains (Losses) on Asset Dispositions and
   Impairments, Net                               75         (133)         (16)          11           6
                                           ---------    ---------    ---------    ---------   ---------
Operating Income (Loss)                    $   5,019    $   3,007    $    (487)   $   4,588   $   5,859
                                           =========    =========    =========    =========   =========



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

                                          SEACOR HOLDINGS INC.
                         OPERATING INCOME (LOSS) BY LINE OF BUSINESS (CONTINUED)
                                        (IN THOUSANDS, UNAUDITED)

                                                              THREE MONTHS ENDED
                                           --------------------------------------------------------
                                           SEP. 30,    JUN. 30,    MAR. 31,    DEC. 31,    SEP. 30,
                                             2007        2007        2007        2006        2006
                                           --------    --------    --------    --------    --------
HARBOR AND OFFSHORE TOWING SERVICES
Operating Revenues                         $ 12,351    $ 12,538    $ 11,682    $ 11,632    $ 12,552
                                           --------    --------    --------    --------    --------
Costs and Expenses:
   Operating                                  8,797      10,003       6,568       7,252       7,744
   Administrative and general                 1,769       1,999       2,182       2,089       1,662
   Depreciation and amortization              1,264       1,264       1,264       1,264       1,265
                                           --------    --------    --------    --------    --------
                                             11,830      13,266      10,014      10,605      10,671
                                           --------    --------    --------    --------    --------

Gains (Losses) on Asset Dispositions and
   Impairments, Net                            (100)       --            30        --          --
                                           --------    --------    --------    --------    --------
Operating Income (Loss)                    $    421    $   (728)   $  1,698    $  1,027    $  1,881
                                           ========    ========    ========    ========    ========

OTHER
Operating Revenues                         $  3,058    $    204    $   --      $   --      $   --
                                           --------    --------    --------    --------    --------
Costs and Expenses:
   Operating                                  2,646         174           9        --          --
   Administrative and general                   333         207           3        --             6
   Depreciation and amortization               --          --          --          --          --
                                           --------    --------    --------    --------    --------
                                              2,979         381          12        --          --
                                           --------    --------    --------    --------    --------

Gains on Asset Dispositions                     467        --          --          --          --
                                           --------    --------    --------    --------    --------
Operating Income (Loss)                    $    546    $   (177)   $    (12)   $   --      $     (6)
                                           ========    ========    ========    ========    ========

CORPORATE AND ELIMINATIONS
Operating Revenues                         $   (226)   $   (703)   $ (1,050)   $ (1,071)   $     23
                                           --------    --------    --------    --------    --------
Costs and Expenses:
   Operating                                   (200)       (693)     (1,050)       (883)       (146)
   Administrative and general                 8,220       7,739       7,307       8,925       7,673
   Depreciation and amortization                207         453         442         742         401
                                           --------    --------    --------    --------    --------
                                              8,227       7,499       6,699       8,784       7,928
                                           --------    --------    --------    --------    --------

Gains on Asset Dispositions                    --          --          --          --          --
                                           --------    --------    --------    --------    --------
Operating Loss                             $ (8,453)   $ (8,202)   $ (7,749)   $ (9,855)   $ (7,905)
                                           ========    ========    ========    ========    ========

                                               SEACOR HOLDINGS INC.
                                     SELECTED CONSOLIDATED BALANCE SHEET DATA
                                             (IN THOUSANDS, UNAUDITED)

                                              SEP. 30,     JUN. 30,     MAR. 31,     DEC. 31,     SEP. 30,
                                                2007         2007         2007         2006         2006
                                             ----------   ----------   ----------   ----------   ----------
Cash, Cash Equivalents, Restricted Cash,
   Securities, Construction Reserve Funds
   and Title XI Reserve Funds                $  876,468   $  921,617   $  815,928   $  925,725   $  839,057

Receivables                                     333,634      292,159      300,847      312,956      282,040

Current Assets                                  874,607      924,792      815,534      938,369      893,813

Net Property and Equipment                    1,951,744    1,855,641    1,882,731    1,770,210    1,764,990

Total Assets                                  3,460,430    3,371,798    3,271,047    3,252,982    3,076,296

Current Portion of Long-term Debt and
   Capital Lease Obligations                     28,569       12,407       11,736       11,708       10,443

Current Liabilities                             405,953      353,303      314,012      295,509      287,872

Long-term Debt & Capital Lease Obligations      942,188      943,758      959,007      961,003      964,567

Stockholders' Equity                          1,604,371    1,597,143    1,554,233    1,557,078    1,493,036





                                       8